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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

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Subsidiary                                   Jurisdiction of Organization
----------                                   ----------------------------
Dataware Technologies (UK) Ltd.              England

Dataware Technologies France s.a.r.l.        France

Dataware Technologies Pte Ltd.               Singapore

Dataware Technologies A/S                    Denmark

Dataware Securities Corporation              Massachusetts

Ntergaid, Inc.                               Connecticut

Creative Multimedia Corporation              Oregon

Green Book International Corporation         Canada

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